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                                                                    EXHIBIT 23.1






                               AUDITORS' CONSENT

THE BOARD OF DIRECTORS
TRANS WORLD AIRLINES, INC.:

We consent to incorporation by reference in the registration statements (No. 333-01561, 333-05163, 333-04787, 333-12739, 333-32441 and 333-39739) on Form S-8
and in the registration statements (No. 333-04977, 333-26639 and 333-44689) on Forms S-3 of Trans World Airlines, Inc. of our report dated March 4, 1998, relating to the consolidated balance sheets of Trans World Airlines, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related statements of consolidated operations, cash flows and shareholders' equity (deficiency) for the years ended December 31, 1997 and 1996, the four months ended December 31, 1995 and the eight months ended August 31, 1995. In addition, our report refers to the application of fresh start reporting as of September 1, 1995.




                                      KPMG PEAT MARWICK LLP

Kansas City, Missouri
March 30, 1998